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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2010 (June 22, 2010)

Allos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (303) 426-6262

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Section 5—Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to the 2008 Equity Incentive Plan

        On April 8, 2010, the Board of Directors (the "Board") of Allos Therapeutics, Inc. (the "Company") approved, subject to stockholder approval, an amendment to the Company's 2008 Equity Incentive Plan to increase the aggregate number of shares of the Company's common stock authorized for issuance thereunder by an additional 7,500,000 shares. The stockholders of the Company approved such amendment at the Company's 2010 Annual Meeting of Stockholders held on June 22, 2010.

        The Company's 2008 Equity Incentive Plan (as amended by the above-described amendment, the "2008 Plan") authorizes the issuance of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of equity compensation to employees, directors and consultants. A full description of the 2008 Plan may be found in the Company's proxy statement filed with the Securities and Exchange Commission on April 30, 2010. A copy of the 2008 Plan, as amended, is attached hereto as Exhibit 10.1 and incorporated herein by reference. The description of the 2008 Plan above is qualified in its entirety by reference to the description in the proxy statement and the 2008 Plan.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On June 22, 2010, the Company filed a Certificate of Amendment of Restated Certificate of Incorporation to increase the Company's authorized number of shares of common stock from 150,000,000 shares to 200,000,000 shares (the "Certificate of Amendment"). The foregoing amendment of the Company's Restated Certificate of Incorporation was approved by the Company's stockholders at the Company's 2010 Annual Meeting of Stockholders held on June 22, 2010. A copy of the Certificate of Amendment, as filed with the Secretary of State of the State of Delaware on June 22, 2010, is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

        The Company's 2010 Annual Meeting of Stockholders (the "Annual Meeting") was held on June 22, 2010, for the following purposes:

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  to elect seven nominees for director, each to serve until the 2011 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal;

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  to approve an amendment to the Company's 2008 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 7,500,000 shares;

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  to approve an amendment to the Company's Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 150,000,000 to 200,000,000; and

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  to ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

        At the meeting, Nishan de Silva, M.D. was elected as director of the Company and each of Paul L. Berns, Stephen J. Hoffman, Ph.D., M.D., Jeffrey R. Latts, M.D., Jonathan S. Leff, Timothy P. Lynch, and David M. Stout were re-elected as directors of the Company. The stockholders of the Company approved the amendment to the Company's 2008 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 7,500,000 shares. The stockholders of the Company also approved the amendment to the Company's Certificate of Incorporation, as amended, to increase the authorized number of shares of common stock from 150,000,000 to 200,000,000. In addition, the stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the Company's fiscal year ending December 31, 2010. The final voting results on each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

	For	Withheld	Broker Non-Votes
1. Election of Directors
Paul L. Berns	76,791,328	576,052	10,481,661
Nishan de Silva, M.D.	76,898,259	469,121	10,481,661
Stephen J. Hoffman, Ph.D., M.D.	58,688,656	18,678,724	10,481,661
Jeffrey R. Latts, M.D.	73,593,003	3,774,377	10,481,661
Jonathan S. Leff	68,902,943	8,464,437	10,481,661
Timothy P. Lynch	76,892,739	474,641	10,481,661
David M. Stout	73,586,493	3,780,887	10,481,661

	For	Against	Abstentions	Broker Non-Votes
2. Approval of the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock	84,950,573	2,527,504	370,964	0
	For	Against	Abstentions	Broker Non-Votes
3. Approval of the amendment to the Company's 2008 Equity Incentive Plan to increase the share reserve	60,478,624	16,545,947	342,809	10,481,661
	For	Against	Abstentions
4. Ratification of Ernst & Young LLP as independent registered public accounting firm for 2010	87,210,779	319,643	318,619

Section 9—Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Restated Certificate of Incorporation
10.1	Allos Therapeutics, Inc. 2008 Equity Incentive Plan, as amended.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2010

ALLOS THERAPEUTICS, INC.
By:	/s/ MARC H. GRABOYES
Marc H. Graboyes
Its:	Senior Vice President, General Counsel and Secretary

 EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to Restated Certificate of Incorporation
10.1	Allos Therapeutics, Inc. 2008 Equity Incentive Plan, as amended.

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  Section 5—Corporate Governance and Management
  Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
  Item 5.07 Submission of Matters to a Vote of Security Holders.
  Section 9—Financial Statements and Exhibits
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX